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                                                                      EXHIBIT 11
                 SCIENCE APPLICATIONS INTERNATIONAL CORPORATION

             EXHIBIT TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                        COMPUTATION OF PER SHARE EARNINGS
               (Unaudited, in thousands, except per-share amounts)

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                                                                    Three months ended                  Nine months ended
                                                          ----------------------------------  ----------------------------------
                                                          October 31, 1996  October 31, 1995  October 31, 1996  October 31, 1995
                                                          ----------------  ----------------  ----------------  ----------------
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PRIMARY:

 Net Income                                                    $  18,190         $  14,749         $  46,368         $  41,566
 Reduction of interest expense, net of
   income tax expense on assumed retirement
   of short-term and long-term debt                                  190               216               570               647

 Interest earned, net of income tax expense
   on assumed investment of U.S. government
   securities or commercial paper                                    -                 -                 -                 -
                                                               ---------         ---------         ---------         ---------

 Adjusted net income                                           $  18,380         $  14,965         $  46,938         $  42,213
                                                               ---------         ---------         ---------         ---------
                                                               ---------         ---------         ---------         ---------

 Weighted average shares outstanding                              49,056            48,457            48,987            47,939
 Dilutive stock options, based on the modified
   treasury stock method, using average fair value                 3,041             2,949             3,239             3,359
                                                               ---------         ---------         ---------         ---------

 Total average shares outstanding                                 52,097            51,406            52,226            51,298
                                                               ---------         ---------         ---------         ---------
                                                               ---------         ---------         ---------         ---------

 Per Share Amount                                              $     .35         $     .29         $     .90         $     .82
                                                               ---------         ---------         ---------         ---------
                                                               ---------         ---------         ---------         ---------

FULLY DILUTED:

 Net Income                                                    $  18,190         $  14,749         $  46,368         $  41,566
 Reduction of interest expense, net of
   income tax expense on assumed retirement
   of short-term and long-term debt                                  146               191               437               573

 Interest earned, net of income tax expense
   on assumed investment of U.S. government
   securities or commercial paper                                    -                 -                 -                 -
                                                               ---------         ---------         ---------         ---------

 Adjusted net income                                           $  18,336         $  14,940         $  46,805         $  42,139
                                                               ---------         ---------         ---------         ---------
                                                               ---------         ---------         ---------         ---------

 Weighted average shares outstanding                              49,056            48,457            48,987            47,939
 Dilutive stock options, based on the modified
   treasury stock method, using quarter-end
   or exercise date established price if higher than
   average fair value                                              3,041             2,949             3,239             3,359
                                                               ---------         ---------         ---------         ---------

 Total average shares outstanding                                 52,097            51,406            52,226            51,298
                                                               ---------         ---------         ---------         ---------
                                                               ---------         ---------         ---------         ---------

 Per Share Amount                                              $     .35         $     .29         $     .90         $     .82
                                                               ---------         ---------         ---------         ---------
                                                               ---------         ---------         ---------         ---------

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